EXHIBIT 1

                         Form of Underwriting Agreement





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                           Rollins Truck Leasing Corp.

                             Underwriting Agreement

                                                        ------------------------

Underwriter Listed on Schedule II


Dear Sirs:


           Rollins Truck Leasing Corp., a Delaware corporation (the "Company"), proposes to issue and sell to you (sometimes referred to herein as the "Underwriter"), the principal amount of its securities identified in Schedule I hereto to be issued under a Collateral Trust Indenture, dated as of March 21, 1983 as amended by the Third Supplemental Indenture thereto, dated as of February 20, 1986 and the Eighth Supplemental Indenture thereto dated as of May 15, 1990, and as supplemented by the ________ Supplemental Indenture thereto, to be dated as of ____________ (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"). All or part, as the context may require, of such securities are hereinafter called the "Securities".

           1. Sale and Purchase of the Securities. The Company agrees to sell to you, and you, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein stated, agree purchase from the Company, at the purchase price set forth in Schedule I hereto, to the principal amount of Securities also set forth in Schedule I hereto.

           2. Payment and Delivery. Delivery by the Company of the Securities to you and payment by you therefor by bank wire transfer of immediately available funds to the Company shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between you and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date").

           The Securities shall be registered in such names and shall be in such denominations as you shall request at least three full business days before the Closing Date and shall be made available to you for checking and packaging, at such place as is designated by you, at least one full business day before the Closing Date.

           3. Registration Statement and Prospectus. The Company represents and warrants to you that the Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Securities Act") and the rules and regulations adopted thereunder, and has carefully prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Securities Act of the Securities. Such registration statement,

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as amended at the date of this Agreement, meets the requirements set forth in
Rule 415 (a)(1)(x) under the Securities Act and complies in all other material respects with such Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Interim Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

           The Company hereby confirms that you and the dealers have been authorized to distribute or cause to be distributed any Interim Prospectus and are authorized to distribute the Final Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to you).

           4.   Representations.  The Company represents to you as follows:

                (a) The Commission has not issued an order preventing or suspending the use of the Basic Prospectus or any Interim Prospectus.

                (b) The Basic Prospectus and any Interim Prospectus have complied in all material respects with the requirements of the Securities Act and of the rules and regulations adopted thereunder and, as of their respective dates, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

                (c) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424, when, before the Closing Date, any amendment to the Registration Statement becomes effective, when, before the Closing Date, any document incorporated by reference in

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           the Registration Statement is filed with the Commission, when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (1) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules and regulations adopted thereunder and (2) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations as to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except statements or omissions in such Statement made in reliance upon information furnished in writing to the Trustee by or on behalf of the Company for use therein or (2) statements of omissions in the Registration Statement or the Final Prospectus (or in amendments or supplements thereto) made in reliance upon information furnished in writing to the Company by you expressly for use therein.

                (d)      The certificate delivered pursuant to paragraph (e) of
           Section 5 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

           5. Conditions of the Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the following conditions:

               (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 not later than 5:00 p.m. New York City time on the second business day after the date hereof.

               (b) No order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission.

               (c) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, (1) there shall not have been any material change in the capital stock or long-term debt of the Company and its subsidiaries, (2) there shall not have been any material adverse change in the general affairs, management, financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Final Prospectus and (3) the Company and its subsidiaries shall not have sustained any material loss or interference with their business taken as a whole

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           from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree that is not set forth in the Final Prospectus if, in the judgment of the Underwriter, any such development referred to in clause (1), (2) or (3) above makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

               (d) The representations of the Company contained herein shall be true and correct as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed before the Closing Date, as of the date of the filing of any document incorporated by reference therein before the Closing Date and on and as of the Closing Date, and the Company shall have performed all covenants and agreements herein contained to be performed on its part at or before the Closing Date.

               (e) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date, of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, which shall certify that (1) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Securities has been issued and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission and (2) the representations of the Company contained herein are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has performed all agreements herein contained to be performed on its part at or before the Closing Date.

               (f) You shall have received on the Closing Date a signed letter from the firm of accountants identified in Exhibit A hereto, dated the Closing Date, substantially in the form of such Exhibit.

               (g) You shall have received on the Closing Date from the counsel for the Company identified in Exhibit B hereto, an opinion, dated the Closing Date, substantially identical to the proposed form of opinion set forth in such Exhibit.

               (h) Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation from those in effect at the date of this Agreement nor shall Moody's Investors Services Inc. or Standard and Poor's Corporation have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities.

               (i) You shall have received on the Closing Date from Cravath, Swaine & Moore, counsel for the Underwriter, an opinion, dated the Closing Date, with respect to the Company, the Indenture, the Securities, the Registration Statement, the Final Prospectus and this Agreement and the form and sufficiency of all proceedings taken in

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           connection with the authorization, sale and delivery of the
           Securities. Such opinion and proceedings shall be reasonably satisfactory in all respects to you, and the Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

           6.  Additional Agreements.  The Company agrees with you as follows:

               (a) Before the termination of the offering of the Securities, not to file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has first submitted a copy thereof to you within a reasonable period of time before filing and not to file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company promptly will cause the Final Prospectus to be mailed or to be delivered to the Commission for filing pursuant to Rule 424 and will cause the Final Prospectus to be filed with the Commission pursuant to such Rule.

               (b) As soon as the Company is advised thereof, to advise you (1) when the Final Prospectus shall have been filed with the Commission for filing pursuant to Rule 424, (2) when any amendment to the Registration Statement relating to the Securities shall have become effective, (3) of the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or the qualification of the Indenture, (4) of the receipt by the Company or any representative of or attorney for the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus and (5) of the receipt by the Company or any representative of or attorney for the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or the qualification of the Indenture and, if any such order is issued, to obtain as soon as possible the lifting thereof.

               (c) To deliver to you, without charge, (1) signed copies of the Registration Statement and each amendment thereto which shall become effective on or before the Closing Date (including all exhibits filed with, or incorporated by reference in, any such document) and (2) as many conformed copies of the Indenture and the Registration Statement and of each amendment thereto which shall become effective on or before the Closing Date (excluding exhibits) as you may reasonably request.

               (d) During such period as a prospectus is required by law to be delivered by an Underwriter or dealer, to deliver, without charge, to you and to the Underwriter and dealers, at such office or offices

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           as you may designate, as many copies of any Interim Prospectus and the Final Prospectus as the Underwriters may reasonably request.

               (e) During the period in which copies of the Final Prospectus are to be delivered as provided in paragraph (d) of this
           Section 6, if any event occurs as a result of which it shall be necessary to amend or supplement the Final Prospectus in order to ensure that no part of the Final Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances existing when the Final Prospectus is to be delivered to a purchaser, not misleading, forthwith to prepare, submit to you pursuant to paragraph (a) of this Section 6, file with the Commission and deliver, without charge, to the Underwriter and to dealers (whose names and addresses you will furnish to the Company) to whom Securities may have been sold by the Underwriter, and to other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus, as so amended or supplemented, will comply with the standard set forth in this paragraph (e). Delivery by the Underwriter of any such amendments or supplements to the Final Prospectus shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

               (f) To make generally available to the Company's security holders, as soon as practicable but in no event later than 60 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an earnings statement (which need not be audited) of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Securities Act.

               (g) To take such action as you may request in order to qualify the Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided, however, that in no event shall the Company be obligated to subject itself to taxation or to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

               (h) For so long as any of the Securities remain outstanding, to supply to you copies of such financial statements and other periodic and special reports as the Company may from time to time distribute to the holders of any class of its capital stock and to furnish to you copies of each annual or other report the Company shall be required to file with the Commission.

               (i) To pay, or reimburse if paid by you, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Basic Prospectus, any Interim Prospectus and the Final Prospectus, all amendments and

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           supplements to the Registration Statement, any Interim Prospectus and
           the Final Prospectus and the printing of the Indenture, this Agreement, and agreements with dealers relating to the offering of the Securities, (2) the issuance of the Securities and the preparation and delivery of certificates for the Securities, (3) the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in paragraph (g) of this Section 6 and the determination of the legality of the Securities for investment, including the fees and disbursements of counsel for the Underwriter in connection therewith and the preparation and printing of "blue sky" memoranda and legal investment memoranda, (4) the furnishing to the Underwriter of copies of any Interim Prospectus and the Final Prospectus and all amendments or supplements to any Interim Prospectus and the Final Prospectus, and of the several documents required by this Section 6 to be so furnished, including costs of shipping and mailing, (5) any fees required by the National Association of Securities Dealers, Inc. in connection with its review of corporate financings, (6) the furnishing to the Underwriter of copies of all reports and information required by paragraph (h) of this Section 6, including costs of shipping and mailing, (7) the fees charged by rating agencies in connection with the rating of the Securities, (8) the fees and expenses of the Trustee, (9) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company and (10) the fee, if any, for listing the Securities on any national securities exchange.

               (j) For a period ending on the later of the Closing Date or the date on which any price restrictions on the sale of the Securities are terminated, not to offer or sell, or announce the offering of, any debt securities, without your prior written consent.

           7.  Indemnification.

               (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus, or such amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in (1) the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus, or such amendment or supplement, in reliance upon and in

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           conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or (2) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except statements or omissions in such Statement made in reliance upon information furnished in writing to the Trustee by or on behalf of the Company for use therein; provided, however, that such indemnity with respect to the Basic Prospectus or any Interim Prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Securities that are the subject thereof if such person did not receive a copy of the Final Prospectus (not including the documents incorporated therein by reference) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Interim Prospectus was corrected in the Final Prospectus, unless such failure to deliver the Final Prospectus was a result of noncompliance by the Company with paragraph (d) of Section 6 hereof.

               (b) The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that was made in the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; provided, however, that the obligation of the Underwriter to indemnify the Company hereunder shall be limited to the total price at which the Securities purchased by the Underwriter hereunder were offered to the public. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution" in any Interim Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity and you confirm that such statements are correct.

               (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action, suit or proceeding against any such party in respect of which a claim is to be made against an indemnifying party under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit

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           or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, such indemnifying party or parties shall be entitled to participate in, and, to the extent that it or they shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party or parties to such indemnified party of its or their election so to assume the defense thereof, the indemnifying party or parties shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the employment of counsel by such indemnified party has been authorized by the indemnifying party or parties, (2) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party or parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party or parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of separate counsel for the indemnified party shall be at the expense of the indemnifying party or parties. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent.

           8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of Section 7 hereof is applicable but for any reason is held to be unavailable from the Company, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Underwriter may be subject in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount (the difference between the aggregate of the price or prices at which the Securities are sold by the Underwriter and the purchase price of the Securities set forth in Schedule I hereto) bears to the sum of such discount and the purchase price of the Securities set forth in Schedule I thereto and the Company is responsible for the balance; provided, however, that (a) in no case shall the Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriter hereunder and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to

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contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (a) and (b) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8. No party shall be liable for contribution with respect to any action or claim settled without its consent.

           9. Termination. This Agreement may be terminated by you by so notifying the Company (in writing or by telephone or telegraph confirmed in writing) at any time,

               (a) prior to the earliest of (1) 11:00 a.m., New York City time, on the business day following the day when the Final Prospectus shall have been mailed for filing with the Commission pursuant to Rule 424, (2) the time of release by the Underwriter for publication of the first newspaper advertisement that is subsequently published with respect to the Securities and (3) the time when the Securities are first generally offered by the Underwriter to dealers by letter or telegram;

               (b) at or prior to the Closing Date if, in your judgment proceeding with the public offering or payment for and delivery of the Securities is rendered impracticable or inadvisable because
           (1) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, or trading in securities generally shall have been suspended on such Exchange or a general banking moratorium shall have been established by Federal or New York State authorities, (2) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any material statement or information contained in the Registration Statement or the Final Prospectus or which is not reflected in the Registration Statement or the Final Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect or (3) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis that affects adversely the marketability of the Securities; or



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               (c)       at or prior to the Closing Date, if any of the
           conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

           If this Agreement is terminated pursuant to any of the provisions hereof, the Company shall not be under any liability (except as otherwise provided herein) to you and you shall not be under any liability to the Company, except that (a) if this Agreement is terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse you for all reasonable out-of-pocket expenses (including the fees and disbursements of your counsel) incurred by you and (b) if you have failed or refused to purchase the Securities agreed to be purchased by you hereunder, without some reason sufficient to justify your cancellation or termination of your obligations hereunder, you shall not be relieved of liability to the Company for damages occasioned by your default.

           10. Default of Underwriter. If you shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the Securities agreed to be purchased by you, you may find one or more substitute underwriters to purchase such Securities or make such other arrangements as you may deem advisable within 24 hours after the Closing Date.

           The provisions of this Section 10 shall not in any way affect your liability arising out of a default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

           11. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in Sections 6(i), 7 and 8 hereof and the representations and agreements of the Company in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement except insofar as such termination renders the performance of such agreements, other than those in Section 6(i), 7 and 8, inappropriate, (b) any investigation made by or on behalf of the Underwriter or controlling person or by or on behalf of the Company or any controlling person, director or officer and (c) delivery of and payment for the Securities under this Agreement.

           This Agreement has been and is made solely for the benefit of the Underwriter and the Company, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter or the Company, directors and officers of the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Securities from the Underwriter merely because of such purchase.

           All notices and communications hereunder shall be in writing and mailed or delivered, or by telephone or telegraph if subsequently confirmed in writing, to you at the address specified in Schedule I hereto, and to the Company at One Rollins Plaza, 2200 Concord Pike, Wilmington, Delaware 19803, attention Michael B. Kinnard, Esq., Vice President-General Counsel and Secretary.

           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

           Please confirm that the foregoing correctly sets forth the agreement between us.

                                                     Very truly yours,

                                                     ROLLINS TRUCK LEASING CORP.



                                                     By:
                                                        ------------------------
                                                        (Title)




Confirmed:
(Name of Representatives)


---------------------------------------


By:
   ------------------------------------
   (Title)

Acting on behalf of itself and the several Underwriters, if any, named in
Schedule II annexed hereto.

                                   SCHEDULE I


Underwriting Agreement dated ____________________

Registration Statement No. _________________

Underwriter:








Title, Purchase Price and Description of Securities:

    Title: ____% Collateral Trust Debentures, Series ___, due ______________

    Principal amount:  $__________


    Purchase price: $__________ plus accrued interest from ___________, if any

    Sinking fund provisions:  _________________________________

    Redemption provisions:  ________________________________


         Other provisions:  ___________________________________________________

                            ___________________________________________________

                            ___________________________________________________

                            ___________________________________________________



Closing Date, Time and Location:         ______________________________________

                                         ______________________________________

                                         ______________________________________

Delayed Delivery Arrangements:  _______________________________________________

         Fee:  ________________________________

         Minimum principal amount of each contract: ___________________________

         Maximum aggregate principal amount of all contracts: _________________

                                   SCHEDULE II




                                                                     Principal
                                                                       Amount
                                                                         of
                                                                     Securities
                                                                        to be
Underwriter                                                          Purchased
-----------                                                          ----------


                                                                   $ __________

                                                      Total        $ ==========

                                  SCHEDULE III*


                            Delayed Delivery Contract





(Name and Address of Representatives)


Dear Sirs:

         The undersigned hereby agrees to purchase from Rollins Truck Leasing Corp. (the "Company"), and the Company agrees to sell to the undersigned, on __________________ (the "Delivery Date"), $______________ principal amount of the Company's Collateral Trust Debentures (the "Securities") offered by the Company's Final Prospectus dated ________________, receipt of a copy of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof, plus accrued interest, ** if any, thereon from _____________________, to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

         Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 a.m. New York City time on the Delivery Date to or upon the order of the Company in New York Clearing House (next-day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.


------------
    * Include this Schedule III only if delayed delivery arrangements are used.

    ** Insert "amortization" in place of "interest" if zero coupon or deep discount securities are involved.

         The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first serve basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

         This agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                               Very truly yours,

                                               --------------------------------
                                               (Name of Purchaser)

                                            By:
                                               --------------------------------
                                               (Signature and Title of Officer)

                                               --------------------------------
                                               (Address)
Accepted:

Rollins Truck Leasing Corp.

By:____________________________
      (Authorized Signature)

                                                                       EXHIBIT A

         At the Closing Date,* the Company's Independent Accountants shall furnish to the Underwriter a letter or letters (which may refer to letters previously delivered to the Underwriter), dated as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

           (a) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

           (b) on the basis of a reading of the "Five Year Selected Financial Data" included or incorporated in the Registration Statement and the Final Prospectus and the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and Rollins Leasing Corp.; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

                         (1) the amounts in the unaudited "Summary Financial
                  Data", if any, included or incorporated in the Final Prospectus, the amounts in the unaudited Financial Highlights and the amounts in the unaudited "Five Year Selected Financial Data" included or incorporated in the Registration Statement and the Final Prospectus, do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

                         (2) any unaudited financial statements included or
                  incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form

                  10-Q under the Exchange Act; and said unaudited financial statements are not fairly presented (except as permitted by Form 10-Q) in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus;

                         (3) with respect to the period subsequent to the date
                  of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the equipment financing obligations or the long-term debt of the Company and its subsidiaries consolidated or capital stock of the Company or decreases in the consolidated shareholders' equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated earnings before interest expenses, earnings from spun-off operations and taxes on income, or in total or per share amounts of net earnings from continuing operations, of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

                  (c) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1,6 and 7 of the Company's Annual Report on Form 10-K incorporated therein or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's Quarterly Reports on Form 10-Q incorporated therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
-------------
    * All capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement of which this Exhibit A is a part.

                                                                       EXHIBIT B


         The Company* shall furnish to the Underwriter the opinion of Michael
B. Kinnard, Esq., Vice President-General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

               (i) each of the Company and Rollins Leasing Corp. (the "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

               (ii) all the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiary are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the Securities conform to the description thereof contained in the Final Prospectus; and, if the Securities are to be listed on the New York Stock Exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with the New York Stock Exchange and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

               (iv) the Collateral Trust Indenture dated as of March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and an Eighth Supplemental Indenture thereto dated as of May 15, 1990 (the "Original Indenture"), between the Company and Continental Bank, National Association, as Trustee, and the _______ Supplemental Indenture dated as of _____________ (the "_______ Supplemental Indenture") to the Original Indenture, have been duly authorized, executed and delivered, have been duly qualified under the Trust Indenture Act of 1939, and constitute legal, valid and binding instruments enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect), and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Original Indenture, as supplemented and amended by the _______ Supplemental Indenture (the "Indenture"), and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement of which this

         Exhibit B is a part (the "Underwriting Agreement"),** will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

               (v) to the best knowledge of such counsel,there is no pending or threatened action, suit or preceding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

               (vi) the Registration Statement and any amendments thereto have become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules and regulations adopted thereunder, and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;**

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement,** except such as have been obtained under the Securities Act and such as may be required under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals (specified in such opinion) as have been obtained;

               (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement** nor the fulfillment of the terms of the Underwriting Agreement** will conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the applications of laws of any jurisdiction other than the State of Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriter; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

-------------------------
    * All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement of which this Exhibit B is a part.

    ** For appropriate changes if delayed delivery arrangements are used, see Exhibit C to the Underwriting Agreement.

                                                                       EXHIBIT C



         If delayed delivery arrangements are used, the following changes should be made in the Underwriting Agreement of which this Exhibit C is a part (the "Underwriting Agreement") and in Exhibit B to the Underwriting Agreement.

                  1. At the end of the first sentence of Section 1 of the Underwriting Agreement, add the following:

                  "except that if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the 'Underwriters' Securities' and Securities to be purchased pursuant to Delayed Delivery Contracts (as hereinafter defined) are herein called 'Contract Securities'."

                  2. Add the following as a new second paragraph of Section I of the Underwriting Agreement:

                  "If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ('Delayed Delivery Contracts') substantially in the form of Schedule III hereto but with such changes therein as the Company may authorized or approve. The Underwriters will endeavor to make such arrangements, and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date (as hereinafter defined), the fee set forth in Schedule I hereto with respect to the principal amount of Securities for which delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the total principal amount of Contract Securities may not exceed the maximum principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the total principal amount of Securities set forth in

                  Schedule II hereto, except to the extent that you, the Representatives, determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total principal amount set forth in Schedule II hereto less the total principal amount of Contract Securities".

                  3.     Change the three references to "Securities" in
         Section 2 of the Underwriting Agreement to "Underwriters' Securities".

                  4. In the fourth line of Section 5(i) of the Underwriting Agreement, replace "and" before "this Agreement" with a comma and add "and any Delayed Delivery Contracts" after "this Agreement".

                  5. Add the following as a new Section 5(j) of the Underwriting Agreement:

                  "(j) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company."

                  6. Replace the last sentence of Section 7(b) of the Underwriting Agreement with the following sentence:

                  "The Company acknowledges that the statements set forth in the last paragraph of the cover page, under the heading 'Underwriting' or 'Plan of Distribution' and, if Schedule I hereto provides for sales of Securities pursuant to delayed delivery arrangements, under the heading 'Delayed Delivery Arrangements' in any Interim Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity and you, as the Representatives, confirm that such statements are correct."

                  7. Add the following between "Agreement" and "will" one line from the end of clause (iv) of Exhibit B to the Underwriting Agreement:

                  "in the case of the Underwriters' Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities,".

                  8. Replace clause (vii) of Exhibit B to the Underwriting Agreement with the following:

                  "(vii) the Underwriting Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company:"

                  9. Add "or in any Delayed Delivery Contracts" after "Agreement" in the third line of clause (viii) and in the second line of clause (ix) of Exhibit B to the Underwriting Agreement.

                 10. Add "or of any Delayed Delivery Contracts" after "Agreement" in the third line of clause (ix) of Exhibit B to the Underwriting Agreement.